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                                     PROXY

                    SOLICITED BY THE BOARD OF DIRECTORS OF
                             UNITED GROCERS, INC.

           FOR SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 27, 1999

  The undersigned, revoking any previous proxies respecting the subject matter hereof, appoints JAMES F. GLASSEL, TERRENCE W. OLSEN and MARK TWEEDIE attorneys and proxies (each with power to act alone and with power of substitution) to cast all of the votes which the undersigned is entitled to vote with respect to United Grocers, Inc. Common Stock, at the Special Meeting of Shareholders of United Grocers, Inc. (the "Company"), to be held on September 27, 1999, at 10:00 a.m. (Pacific Daylight Time) at the Company's offices at 6433 S.E. Lake Road, Portland, or at any adjournment thereof, as follows:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEM:

  1. Proposal to approve the Agreement and Plan of Merger and the merger contemplated by the Agreement and Plan of Merger.

   [_] FOR                        [_] AGAINST                   [_] ABSTAIN

  2. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" ITEM 1 AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED MATTERS.

DATED: _____________, 1999

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Signature                                   Title
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    PLEASE READ: Execution should be exactly in the name in which the shares are held; if by a fiduciary, the fiduciary's full title should be shown; if by a corporation, execution should be in the corporate name by its chairman of the board, president or a vice president, or by other officers authorized by resolution of its board of directors or its bylaws; if by a partnership or limited liability company, execution should be in the partnership or company name by an authorized person; if held jointly, please furnish all signatures.

                  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.